Exhibit (p)

                      GENERATION HEDGE STRATEGIES FUND LLC

                       FORM OF AMENDED PURCHASE AGREEMENT

      Purchase Agreement dated _______, 2004 between Generation Hedge Strategies Fund LLC, a limited liability company organized under the laws of the State of Delaware (the "Fund") and Generation Capital Management LLC ("Generation"), a corporation organized under the laws of the State of New York on behalf of the Individual Retirement Account number_______at___________ Bank, Custodian for the Fund, for Scott D. Nasca (the "IRA");

      WHEREAS, the Fund is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");
      WHEREAS, the Fund proposes to issue and sell units of limited liability company interest in the Fund ("Units") to the public pursuant to a Registration Statement on Form N-2 filed with the Securities and Exchange Commission; and
      WHEREAS, Section 14(a) of the 1940 Act requires each registered investment company to have a net worth of at least $100,000 before making a public offering of its Units;

      NOW, THEREFORE, the Fund and Generation agree as follows:

         1. The Fund offers to sell to Generation on behalf of the IRA , and Generation agrees on behalf of the IRA to purchase from the Fund, Units of the Fund for an aggregate price of $100,000 on _______, 2004.
         2. Generation on behalf of the IRA represents and warrants to the Fund that Generation on behalf of the IRA is acquiring the Units for investment purposes only and not with a view toward resale or further distribution.
         3. Generation's right on behalf of the IRA under this Purchase Agreement to purchase the Units is not assignable.
      IN WITNESS WHEREOF, the Fund and Generation have caused their duly authorized officers to execute this Purchase Agreement as of the date first above written.

GENERATION HEDGE STRATEGIES FUND LLC     GENERATION CAPITAL MANAGEMENT LLC
                                         On Behalf Of The IRA


By:                                      By:
   ---------------------------------        ---------------------------------
    Scott D. Nasca                           Scott D. Nasca
    President                                President